EXHIBIT 99.1

Cardtronics Announces First Quarter 2011 Results

HOUSTON, April 28, 2011 (GLOBE NEWSWIRE) -- Cardtronics, Inc. (Nasdaq:CATM) (the "Company"), the world's largest non-bank owner of ATMs, today announced its financial and operational results for the quarter ended March 31, 2011.

Key financial and operational statistics in the first quarter of 2011 compared to the first quarter of 2010 include:

  Consolidated revenues of $138.0 million, up by 8%
  Gross margin of 32.5%, up from 31.1%
  Adjusted EBITDA of $33.5 million, up by 15%
  Adjusted Net Income per diluted share of $0.27, up by 42% from $0.19
  GAAP Net Income of $6.5 million, up from $4.0 million
  Continued improvements in several key operating metrics (amounts presented exclude transactions from the Company's managed services offerings):
  Total transactions increased by approximately 14%;
  Total cash withdrawal transactions increased by approximately 11%; and
  Total cash withdrawal transactions per ATM increased by approximately 8%

Please refer to the "Disclosure of Non-GAAP Financial Information" contained later in this release for definitions of Adjusted EBITDA and Adjusted Net Income. For additional financial information, including reconciliations to comparable GAAP measures, please refer to the supplemental schedules of selected financial information at the end of this release.

"We kicked off 2011 with a continuation of the positive revenue and earnings trends seen over the past few years," commented Steven Rathgaber, the Company's Chief Executive Officer. Mr. Rathgaber continued, "We won several new contracts in the quarter and continued to grow with our existing premier merchant account base. We are pleased with our continued growth and are excited about what we expect to be another strong year for Cardtronics."

RECENT HIGHLIGHTS

  Net new installations for the quarter of over 250 ATMs with our existing core customer base, which include the Company's domestic Company-owned ATM placement, managed services business, as well as its international operations.
  Agreements reached to place approximately 600 new ATMs with new retailers including Ralph's, Tom Thumb, Wegmans Food Markets, and EZCORP, of which approximately 80% were under full-service Managed Services arrangements.
  Execution of new bank branding contracts on approximately 240 ATMs.
  Addition of customers to the Company's Allpoint network, such as the agreement with Intuit Inc. to provide surcharge-free ATM access for all Intuit Refund Card and Intuit Pay Card customers.
  Announcement of an agreement between Grupo Financiero Banorte, Mexico's third largest financial institution by deposits and loans, and Cardtronics Mexico, to brand up to 2,000 Cardtronics Mexico-owned machines located in Latin America's largest convenience store chain, OXXO.

FIRST QUARTER RESULTS

For the first quarter of 2011, consolidated revenues totaled $138.0 million, representing an 8% increase (7.3% on a constant currency basis) from the $127.8 million in consolidated revenues generated during the first quarter of 2010. The year-over-year increase is attributable to a combination of increases in transactions per machine, increased revenues from managed services agreements, higher equipment sales, unit growth expansion, and growth in Allpoint, the Company's leading surcharge-free network.

Adjusted EBITDA for the first quarter of 2011 totaled $33.5 million, compared to $29.3 million during the first quarter of 2010, and Adjusted Net Income totaled $11.6 million ($0.27 per diluted share) compared to $7.9 million ($0.19 per diluted share) during the first quarter of 2010. Approximately half of the year-over-year improvement in Adjusted Net Income per share is attributable to our revenue growth and strong gross margin expansion from 31.1% to 32.5%, demonstrating the Company's continued ability to leverage its fixed-cost infrastructure to generate strong margins from higher revenues. The Company's cash interest expense was also $2.5 million lower than a year ago, driving about $0.04 in Adjusted Net Income per share improvement. The interest expense savings were enabled by strong free cash flows over last year and the refinancing of the Company's debt executed in the third quarter of 2010. Specific costs excluded from Adjusted EBITDA and Adjusted Net Income are detailed in a reconciliation included at the end of this press release.

GAAP Net Income for the first quarter of 2011 totaled $6.5 million, compared to $4.0 million during the same quarter in 2010. The year-over-year increase was attributable to the factors identified in the discussion of Adjusted EBITDA and Adjusted Net Income above.

2011 GUIDANCE

The Company is updating the financial guidance it previously issued regarding its anticipated full-year 2011 results, and now expects the following:

  Revenues of $565.0 million to $575.0 million;
  Overall gross margins of approximately 32.5% to 32.9%;
  Adjusted EBITDA of $137.5 million to $142.5 million;
  Depreciation and accretion expense of $45.0 to $45.8 million;
  Cash interest expense of $18.3 million;
  Adjusted Net Income of $1.16 to $1.22 per diluted share, based on approximately 42.4 million to 42.7 million weighted average diluted shares outstanding; and
  Capital expenditures of approximately $50.0 million, net of noncontrolling interests.

This Adjusted EBITDA and Adjusted Net Income guidance excludes the impact of $8.8 million of anticipated stock-based compensation expense and $15.0 million of expected intangible asset amortization expense, both on a pre-tax basis. Additionally, this guidance is based on average foreign currency exchange rates of $1.60 U.S. to £1.00 U.K. and $12.00 Mexican pesos to $1.00 U.S.

For reconciliations of Adjusted EBITDA and Adjusted Net Income to comparable GAAP measures, please refer to the supplemental schedules at the end of this release.

LIQUIDITY

The Company continues to maintain a very strong liquidity position, with $123.6 million in available borrowing capacity under the Company's $175.0 million revolving credit facility as of March 31, 2011. The Company's outstanding indebtedness as of March 31, 2011 consisted of $200.0 million in senior subordinated notes due 2018, $47.1 million in borrowings under its revolving credit facility due 2015, and $8.3 million in equipment financing notes associated with its majority-owned Mexico subsidiary. Additionally, as noted in the previous earnings release, during January 2011 the Company significantly expanded and extended the terms of the interest rate hedging program it utilizes to stabilize its vault cash rental costs in the United States.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

EBITDA, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, and amounts provided on a constant currency basis are non-GAAP financial measures provided as a complement to results prepared in accordance with accounting principles generally accepted within the United States of America ("GAAP") and may not be comparable to similarly-titled measures reported by other companies. Management believes that the presentation of these measures and the identification of unusual, non-recurring, or non-cash items enhance an investor's understanding of the underlying trends in the Company's business and provide for better comparability between periods in different years.

Adjusted EBITDA excludes depreciation, accretion, and amortization expense as these amounts can vary substantially from company to company within the Company's industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. EBITDA, Adjusted EBITDA and Adjusted Net Income also do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Free Cash Flow is defined as cash provided by operating activities less payments for capital expenditures, including those financed through direct debt. The measure of Free Cash Flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on portions of the Company's long-term debt. Amounts provided on a constant currency basis are calculated by applying the foreign exchange rate in effect for the applicable prior period to the current year amounts denominated in the respective local currencies. The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow measures prepared in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in tabular form at the end of this press release.

CONFERENCE CALL INFORMATION

The Company will host a conference call today, Thursday, April 28, 2011, at 4:30 p.m. Central Time (5:30 p.m. Eastern Time) to discuss its financial results for the quarter ended March 31, 2011. To access the call, please call the conference call operator at:

Dial in:	(877) 303-9205
Alternate dial-in:	(760) 536-5226

Please call in fifteen minutes prior to the scheduled start time and request to be connected to the "Cardtronics First Quarter Earnings Conference Call." Additionally, a live audio webcast of the conference call will be available online through the investor relations section of the Company's website at http://www.cardtronics.com.

A digital replay of the conference call will be available through Thursday, May 12, 2011, and can be accessed by calling (800) 642-1687 or (706) 645-9291 and entering 57829549 for the conference ID. A replay of the conference call will also be available online through the Company's website subsequent to the call through May 28, 2011.

ABOUT CARDTRONICS

Cardtronics (Nasdaq:CATM) is the world's largest non-bank owner of ATMs. The Company operates over 33,200 ATMs in the United States, the United Kingdom, Mexico, and the Caribbean, primarily with well-known retailers such as 7-Eleven®, Chevron®, Costco®, CVS®/pharmacy, ExxonMobil®, Hess®, Rite Aid®, Safeway®, Target®, and Walgreens®. Cardtronics also assists in the operation of approximately 4,000 ATMs under managed services contracts with customers such as Kroger®, Travelex®, and Circle K®. In addition to its retail ATM operations, the Company provides services to large and small banks, credit unions, and prepaid card issuers, allowing them to place their brands on over 12,000 Cardtronics' ATMs and providing surcharge-free access through Cardtronics' Allpoint Network. For more information, visit http://www.cardtronics.com.

The Cardtronics logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=991

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give the Company's current expectations or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. The forward-looking statements contained in this release include, among other things, statements concerning projections, predictions, expectations, estimates or forecasts as to the Company's business, financial and operational results and future economic performance, and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

  the Company's financial outlook and the financial outlook of the ATM industry;
  the Company's ability to respond to recent and future regulatory changes, including implementation of regulations under the Dodd-Frank Wall Street Reform and Consumer Protection Act, which may impact the ATM and financial services industries;
  the Company's ability to respond to potential reductions in the amount of interchange fees that it receives from global and regional debit networks for transactions conducted on its ATMs;
  the Company's ability to provide new ATM solutions to financial institutions;
  the Company's ATM vault cash rental needs, including potential liquidity issues with its vault cash providers;
  the implementation of the Company's corporate strategy, including successful implementation of certain strategic organizational changes that were recently initiated;
  the Company's ability to compete successfully with new and existing competitors;
  the Company's ability to renew and strengthen its existing customer relationships and add new customers;
  the Company's ability to meet the service levels required by its service level agreements with its customers;
  the Company's ability to pursue and successfully integrate acquisitions;
  the Company's ability to successfully manage its existing international operations and to continue to expand internationally;
  the Company's ability to prevent security breaches;
  the Company's ability to manage the risks associated with its third-party service providers failing to perform their contractual obligations;
  the Company's ability to manage concentration risks with key customers, vendors and service providers;
  changes in interest rates and foreign currency rates; and
  the additional risks the Company is exposed to in its armored transport business.

Other factors that could cause the Company's actual performance or results to differ from its projected results are described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.

Consolidated Statements of Operations
For the Three Months Ended March 31, 2011 and 2010
(Unaudited)

	Three Months Ended March 31,
	2011	2010
	(In thousands, except share and per share information)
Revenues:
ATM operating revenues	$ 133,099	$ 125,687
ATM product sales and other revenues	4,942	2,089
Total revenues	138,041	127,776
Cost of revenues:
Cost of ATM operating revenues (exclusive of depreciation, accretion, and amortization shown separately below)	88,786	85,879
Cost of ATM product sales and other revenues	4,347	2,193
Total cost of revenues	93,133	88,072
Gross profit	44,908	39,704
Operating expenses:
Selling, general, and administrative expenses	13,004	11,143
Depreciation and accretion expense	11,370	10,222
Amortization expense	3,627	3,979
Loss on disposal of assets	77	377
Total operating expenses	28,078	25,721
Income from operations	16,830	13,983
Other expense:
Interest expense, net	4,813	7,318
Amortization of deferred financing costs and bond discounts	211	630
Other (income) expense	(199)	366
Total other expense	4,825	8,314
Income before income taxes	12,005	5,669
Income tax expense	5,447	1,439
Net income	6,558	4,230
Net income attributable to noncontrolling interests	78	265
Net income attributable to controlling interests and available to common shareholders	$ 6,480	$ 3,965

Net income per common share - basic	$ 0.15	$ 0.10
Net income per common share - diluted	$ 0.15	$ 0.09

Weighted average shares outstanding - basic	41,512,171	39,850,122
Weighted average shares outstanding - diluted	42,269,940	40,721,310

Condensed Consolidated Balance Sheets
As of March 31, 2011 and December 31, 2010

	March 31, 2011	December 31, 2010
	(Unaudited)
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$ 3,684	$ 3,189
Accounts and notes receivable, net	23,784	20,270
Inventory	1,659	1,795
Restricted cash, short-term	3,220	4,466
Current portion of deferred tax asset, net	13,011	15,017
Prepaid expenses, deferred costs, and other current assets	11,394	10,222
Total current assets	56,752	54,959
Property and equipment, net	161,355	156,465
Intangible assets, net	72,657	74,799
Goodwill	165,030	164,558
Deferred tax asset, net	741	715
Prepaid expenses, deferred costs, and other assets	5,197	3,819
Total assets	$ 461,732	$ 455,315

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt and notes payable	$ 3,345	$ 3,076
Current portion of other long-term liabilities	23,497	24,493
Accounts payable and other accrued and current liabilities	61,935	71,425
Total current liabilities	88,777	98,994
Long-term liabilities:
Long-term debt	252,041	251,757
Deferred tax liability, net	14,546	10,268
Asset retirement obligations	27,687	26,657
Other long-term liabilities	19,257	23,385
Total liabilities	402,308	411,061
Stockholders' equity	59,424	44,254
Total liabilities and stockholders' equity	$ 461,732	$ 455,315
SELECTED INCOME STATEMENT DETAIL:

Total revenues by segment:

	Three Months Ended March 31,
	2011	2010
	(In thousands)
United States	$110,336	$101,909
United Kingdom	21,058	18,621
Mexico	6,647	7,246
Total revenues	$138,041	$127,776

Breakout of ATM operating revenues:

	Three Months Ended March 31,
	2011	2010
	(In thousands)
Surcharge revenues	$65,830	$66,006
Interchange revenues	40,409	37,581
Bank branding and surcharge-free network revenues	21,681	19,132
Managed services revenues	1,948	469
Other revenues	3,231	2,499
Total ATM operating revenues	$133,099	$125,687

Total cost of revenues by segment:

	Three Months Ended March 31,
	2011	2010
	(In thousands)
United States	$71,741	$68,471
United Kingdom	16,439	14,351
Mexico	4,953	5,250
Total cost of revenues	$93,133	$88,072

Breakout of cost of ATM operating revenues (exclusive of depreciation, accretion, and amortization):

	Three Months Ended March 31,
	2011	2010
	(In thousands)
Merchant commissions	$41,035	$40,600
Vault cash rental expense	9,250	9,345
Other costs of cash	12,255	11,726
Repairs and maintenance	9,418	8,925
Communications	3,908	3,782
Transaction processing	954	1,681
Stock-based compensation	265	199
Other expenses	11,701	9,621
Total cost of ATM operating revenues	$88,786	$85,879

Breakout of selling, general, and administrative expenses:

	Three Months Ended March 31,
	2011	2010
	(In thousands)
Employee costs	$6,901	$6,105
Stock-based compensation	1,965	1,260
Professional fees	1,547	1,784
Other	2,591	1,994
Total selling, general, and administrative expenses	$13,004	$11,143

Depreciation and accretion expense by segment:

	Three Months Ended March 31,
	2011	2010
	(In thousands)
United States	$7,006	$6,621
United Kingdom	3,591	2,943
Mexico	773	658
Total depreciation and accretion expense	$11,370	$10,222

SELECTED BALANCE SHEET DETAIL:

Long-term debt:

	March 31, 2011	December 31, 2010
	(In thousands)
8.25% senior subordinated notes	$200,000	$200,000
Revolving credit facility	47,100	46,200
Equipment financing notes	8,286	8,633
Total long-term debt	$255,386	$254,833

Share count rollforward:

Total shares outstanding as of December 31, 2010	42,833,342
Shares repurchased	(54,321)
Shares issued – restricted stock grants and stock options exercised	296,601
Shares forfeited – restricted stock	(12,500)
Total shares outstanding as of March 31, 2011	43,063,122
SELECTED CASH FLOW DETAIL:

Selected cash flow statement amounts:

	Three Months Ended March 31,
	2011	2010
	(In thousands)
Cash provided by operating activities	$14,955	$9,186
Cash used in investing activities	(15,049)	(8,605)
Cash provided by (used in) financing activities	849	(797)
Effect of exchange rate changes on cash	(260)	461
Net increase in cash and cash equivalents	$495	$245
Cash and cash equivalents at beginning of period	3,189	10,449
Cash and cash equivalents at end of period	$3,684	$10,694

Key Operating Metrics
For the Three Months Ended March 31, 2011 and 2010
(Unaudited)

	Three Months Ended March 31,
	2011	2010
Average number of transacting ATMs:
United States: Company-owned	18,870	18,128
United Kingdom	3,025	2,712
Mexico	2,917	2,745
Subtotal	24,812	23,585
United States: Merchant-owned	8,306	8,814
Average number of transacting ATMs: ATM operations	33,118	32,399
United States: Managed services (1)	3,905	2,796
United Kingdom: Managed services	11	--
Average number of transacting ATMs: Managed services	3,916	2,796
Total average number of transacting ATMs	37,034	35,195

Total transactions (in thousands):
ATM operations	108,938	95,603
Managed services	5,449	3,469
Total transactions	114,387	99,072

Total cash withdrawal transactions (in thousands):
ATM operations	66,624	60,131
Managed services	3,731	2,761
Total cash withdrawal transactions	70,355	62,892

Per ATM per month amounts (excludes managed services):
Cash withdrawal transactions	671	619

ATM operating revenues	$ 1,320	$ 1,288
Cost of ATM operating revenues (2)	878	883
ATM operating gross profit (2) (3)	$ 442	$ 405

ATM operating gross margin (2) (3)	33.5%	31.4%

Capital expenditures (in thousands)	$ 15,049	$ 8,605
Capital expenditures, net of noncontrolling interests (in thousands)	$ 15,048	$ 8,432
_________________

(1) Includes 2,505 and 2,506 ATMs for the three months ended March 31, 2011 and 2010, respectively, for which the Company only provided EFT transaction processing services.
(2) Amounts presented exclude the effect of depreciation, accretion, and amortization expense, which is presented separately in the Company's consolidated statements of operations.
(3) ATM operating gross profit and ATM operating gross margin are measures of profitability that are calculated based on only the revenues and expenses that relate to operating ATMs in the Company's portfolio. Revenues and expenses relating to managed services and ATM equipment sales and other ATM-related services are not included.

Reconciliation of Net Income Attributable to Controlling Interests to EBITDA, Adjusted EBITDA, and
Adjusted Net Income
For the Three Months Ended March 31, 2011 and 2010
(Unaudited)

	Three Months Ended March 31,
	2011	2010
	(In thousands, except share and per share amounts)
Net income attributable to controlling interests	$ 6,480	$ 3,965
Adjustments:
Interest expense, net	4,813	7,318
Amortization of deferred financing costs and bond discounts	211	630
Income tax expense	5,447	1,439
Depreciation and accretion expense	11,370	10,222
Amortization expense	3,627	3,979
EBITDA	$ 31,948	$ 27,553

Add back:
Loss on disposal of assets (1)	77	377
Other (income) expense (2)	(209)	341
Noncontrolling interests (3)	(495)	(437)
Stock-based compensation expense (4)	2,221	1,449
Adjusted EBITDA	$ 33,542	$ 29,283
Less:
Interest expense, net (4)	4,708	7,198
Depreciation and accretion expense (4)	10,991	9,899
Income tax expense (at 35%) (5)	6,245	4,265
Adjusted Net Income	$ 11,598	$ 7,921

Adjusted Net Income per share	$ 0.28	$ 0.20
Adjusted Net Income per diluted share	$ 0.27	$ 0.19

Weighted average shares outstanding - basic	41,512,171	39,850,122
Weighted average shares outstanding - diluted	42,269,940	40,721,310
_________________

(1) Primarily comprised of losses on the disposal of fixed assets that were incurred with the deinstallation of ATMs during the periods.
(2) Amounts exclude unrealized and realized (gains) losses related to derivatives not designated as hedging instruments.
(3) Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company's 51% ownership interest in the Adjusted EBITDA of its Mexico subsidiary.
(4) Amounts exclude 49% of the expenses incurred by the Company's Mexico subsidiary as such amounts are allocable to the noncontrolling interest shareholders.
(5) 35% represents the Company's estimated long-term, cross-jurisdictional effective tax rate.

Reconciliation of Free Cash Flow
For the Three Months Ended March 31, 2011 and 2010
(Unaudited)

	Three Months Ended March 31,
	2011	2010
	(In thousands)
Cash provided by operating activities	$ 14,955	$ 9,186
Payments for capital expenditures	(15,049)	(8,605)
Free cash flow	$ (94)	$ 581

Reconciliation of Estimated Net Income to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Year Ending December 31, 2011
(Unaudited)

	Estimated Range Full Year 2011
	(In millions)

Net income	$ 29.0	--	$ 31.5
Adjustments:
Interest expense, net	18.3	--	18.3
Amortization of deferred financing costs	0.9	--	0.9
Income tax expense	21.3	--	23.0
Depreciation and accretion expense	45.0	--	45.8
Amortization expense	15.0	--	15.0
EBITDA	$ 129.5	--	$ 134.5

Add back:
Noncontrolling interests	(1.8)	--	(1.8)
Loss on disposal of assets	1.0	--	1.0
Stock-based compensation expense	8.8	--	8.8
Adjusted EBITDA	$ 137.5	--	$ 142.5
Less:
Interest expense, net (1)	18.0	--	18.0
Depreciation and accretion expense (1)	43.7	--	44.5
Income tax expense (at 35%) (2)	26.5	--	28.0
Adjusted Net Income	$ 49.3	--	$ 52.0

Adjusted Net Income per diluted share	$ 1.16	--	$ 1.22

Weighted average shares outstanding - diluted	42.4	--	42.7
__________________

(1)Amounts exclude 49% of the expenses to be incurred by the Company's Mexico subsidiary as such amounts are allocable to the noncontrolling interest shareholders.
(2) 35% represents the Company's estimated long-term, cross-jurisdictional effective tax rate.
CONTACT: Investors:
         Chris Brewster, Chief Financial Officer
         832-308-4128
         cbrewster@cardtronics.com

         Media:
         Nick Pappathopoulos, Director - Public Relations
         832-308-4396
         npappathopoulos@cardtronics.com